Exhibit 99.1

For Immediate Release

DIGITAL ALLY ANNOUNCES EXTENSION OF
STOCK REPURCHASE PROGRAM

Receipt of $3.1 Million Payment from Turkish National Police
Bolsters Already Strong Balance Sheet

OVERLAND PARK, Kansas (June 10, 2010) – Digital Ally, Inc. (Nasdaq: DGLY), which develops, manufactures and markets advanced video surveillance products for law enforcement, homeland security and commercial security applications, today announced that its Board of Directors has approved the extension of its previously-announced 2008 Stock Repurchase Program that authorizes the repurchase of up to $10 million of the Company’s common stock in the open market, or in privately negotiated transactions, through July 1, 2011.

The repurchases, if and when made, will be subject to market conditions, applicable rules of the Securities and Exchange Commission and other factors.  The repurchase program will be funded using a portion of cash and cash equivalents, along with cash flow from operations.  Purchases may be commenced, suspended or discontinued at any time.

“Since the initial approval of our stock buyback program in June 2008, the Company has repurchased 248,610 shares of its common stock at a total cost of $1,687,465,” noted Stanton E. Ross, Chief Executive Officer of Digital Ally, Inc.  “The decision by our Board to extend the repurchase program for another year represents its belief that the periodic repurchase of common stock can play an important role in the enhancement of shareholder value.”

Digital Ally also announced the receipt of a $3.1 million payment for an order that was shipped to the Turkish National Police in December 2009.  The receipt of this payment, together with existing cash balances, provides the Company with a strong liquidity position. Furthermore, the Company has no short- or long-term debt outstanding.  Mr. Ross noted, “The Company’s balance sheet is very strong, including substantial cash balances and working capital that will facilitate the execution of our short and long-term strategic business plans.”

About Digital Ally, Inc.

Digital Ally, Inc. develops, manufactures and markets advanced technology products for law enforcement, homeland security and commercial security applications.  The Company’s primary focus is digital video imaging and storage.  For additional information, visit www.digitalallyinc.com

The Company is headquartered in Overland Park, Kansas, and its shares are traded on The Nasdaq Capital Market under the symbol “DGLY”.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934.  These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management.  Therefore, actual results could differ materially from the forward-looking statements contained in this press release.  A wide variety of factors that may cause actual results to differ from the forward-looking statements include, but are not limited to, the following: whether the federal economic stimulus funding for law enforcement agencies will have a positive impact on the Company’s revenue; the Company’s ability to deliver its new product offerings as scheduled, including its ability to obtain the required components on a timely basis, and have them perform as planned or advertised; its ability to achieve record revenue and  operating income in 2010 in the current uncertain economic environment; its ability to expand its share of the in-car video market in the domestic and international law enforcement communities; whether the 2008 Stock Repurchase Program will enhance shareholder value; whether there will be a commercial market, domestically and internationally, for one or more of its new products; its ability to commercialize its products and production processes, including increasing its production capabilities to satisfy orders in a cost-effective manner; whether the Company will be able to adapt its technology to new and different uses; competition from larger, more established companies with far greater economic and human resources; its ability to attract and retain customers and quality employees; its ability to obtain patent protection on any of its products and, if obtained, to defend such intellectual property rights; the effect of changing economic conditions; and changes in government regulations, tax rates and similar matters.  These cautionary statements should not be construed as exhaustive or as any admission as to the adequacy of the Company’s disclosures.  The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements.  The reader should consider statements that include the words “believes”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “projects”, “should”, or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking.  The Company does not undertake to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise.  Additional information respecting factors that could materially affect the Company and its operations are contained in its annual report on Form 10-K for the year ended December 31, 2009, and its quarterly report on Form 10-Q for the three months ended March 31, 2010, as filed with the Securities and Exchange Commission.

For Additional Information, Please Contact:

Stanton E. Ross, CEO at (913) 814-7774
or
RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via email at info@rjfalkner.com